Exhibit 99.1

 California Pizza Kitchen Announces Financial Results For The Second
   Quarter Ended July 3, 2005; Increases Earnings Per Diluted Share
                   Guidance for 2005 to $1.16-$1.18

    LOS ANGELES--(BUSINESS WIRE)--July 28, 2005--California Pizza
Kitchen, Inc. (Nasdaq:CPKI), today reported revenues and earnings for the second quarter ended July 3, 2005. Highlights for the second quarter of 2005 relative to the same quarter last year were as follows:

    --  Total revenues increased approximately 16.5% to $119.4 million

    --  Comparable restaurant sales increase of 8.6%

    -- Net income of $6.2 million, or $0.32 per diluted share compared to net income of $5.4 million, or $0.28 per diluted share for the same quarter last year

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are particularly pleased with our second quarter results which were characterized by continued momentum in comparable restaurant sales, the completion of our short-term infrastructure investments, and solid profitability. We credit the strength and resilience of our brand, our team's ability to execute, and results from the initiatives we've put in place since our return as co-CEOs two years ago. We look to maintain our momentum in the second half of fiscal 2005 and remain optimistic we will achieve our goals. Ultimately, this is reflected in our upward revision of earnings guidance for the full year."
    According to management, two additional factors affected earnings for the second quarter. First, the Company realized approximately $1.1 million, or $0.04 per diluted share, from unredeemed gift certificates taken into income. Second, management completed the accelerated implementation of its new point of sale technology during the quarter which is estimated to have reduced earnings by approximately $900,000 or $0.03 per diluted share.
    Rosenfield and Flax continued, "Creativity in the kitchen has always been integral to CPK, and our recently introduced menu items are being well received. Our expanded salad offerings continue to solidify our industry leading position in this category, and our new appetizers are expected to drive higher average checks, particularly at dinner. Additionally, our new Chipotle Chicken Pizza demonstrates our continued innovation and ownership of the premium pizza segment."
    Average weekly sales for the Company's 144 full service California Pizza Kitchen restaurants increased 9.4% to $62,622 for the second quarter of 2005, compared to $57,229 for the same quarter last year.
    During the second quarter of 2005, the Company opened three new full service restaurants in Lakewood, CA, Gaithersburg, MD, and Los Angeles, CA. Additionally, the Company opened one new prototype ASAP in Redondo Beach, CA and acquired the remaining 75% equity in LA Food Show in Manhattan Beach, CA.
    For the third quarter of 2005, the Company expects to add four new restaurants. These openings, together with anticipated comparable restaurant sales growth of 5.5% to 6.5%, are expected to result in earnings per diluted share in the range of $0.32 to $0.33. The Company also increased guidance for the full year of 2005 to $1.16-$1.18.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.46. The chain operates, licenses or franchises 183 restaurants as of July 28, 2005, of which 151 are company-owned and 32 operate under franchise or license agreements. One of the company-owned concepts included in this total is LA Food Show, which currently has one location in Manhattan Beach, CA. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)

                                Quarter Ended       Six Months Ended
                              July 3,   June 27,   July 3,   June 27,
                               2005       2004      2005       2004
                             --------- ---------- --------- ----------
                                       (restated)           (restated)
 Statement of Income:

 Revenues:
 Restaurant sales            $118,416   $101,757  $227,834   $199,510
 Franchise and other
  revenues                      1,030        776     1,930      1,653
                             --------- ---------- --------- ----------
 Total revenues               119,446    102,533   229,764    201,163

 Costs and expenses:
 Food, beverage and paper
  supplies                     29,749     25,028    56,706     49,013
 Labor                         43,712     37,565    84,827     74,027
 Direct operating and
  occupancy                    22,896     20,232    44,872     39,987
                             --------- ---------- --------- ----------
 Cost of sales                 96,357     82,825   186,405    163,027

 General and administrative     7,769      6,338    15,279     13,063
 Depreciation and
  amortization                  6,498      5,554    12,050     11,018
 Pre-opening costs                946          -     2,046         64
 Loss on impairment of
  property and equipment           75          -       101          -

                             --------- ---------- --------- ----------
 Total costs and expenses     111,645     94,717   215,881    187,172

 Operating income               7,801      7,816    13,883     13,991

 Other income (expense):
 Interest income                  200        121       395        217
 Other income                   1,106          -     1,106          -
 Equity in net loss of
  unconsolidated Joint
  Venture                          (1)       (39)      (22)       (76)
                             --------- ---------- --------- ----------
 Total other income             1,305         82     1,479        141
                             --------- ---------- --------- ----------

 Income before income tax
  provision                     9,106      7,898    15,362     14,132
 Income tax provision           2,912      2,501     4,897      4,519
                             --------- ---------- --------- ----------
 Net income                    $6,194     $5,397   $10,465     $9,613
                             ========= ========== ========= ==========

Net income per common share:
 Basic                          $0.32      $0.28     $0.54      $0.51
 Diluted                        $0.32      $0.28     $0.54      $0.50

 Shares used in computing
  net income per common
  share (in thousands):

 Basic                         19,311     19,061    19,296     19,027
 Diluted                       19,557     19,175    19,511     19,124

 Operating Data:
 Restaurants open at end of
  period                          181        168       181        168
 Company-owned restaurants
  open at end of period           150        139       150        139
 Average weekly company-
  owned full service restaurant
  sales                       $62,622    $57,229   $61,522    $56,105
 18 month comparable
  company-owned restaurant
  sales increase                  8.6%       7.3%      8.9%       7.3%


                                 Quarter Ended     Six Months Ended
                               July 3,   June 27,  July 3,   June 27,
                               2005        2004     2005       2004
                               -------  ---------- -------- ----------
                                        (restated)          (restated)
 Statement of Income
  Percentages (1):

 Revenues:
 Restaurant sales                99.1%       99.2%    99.2%      99.2%
 Franchise and other revenues     0.9%        0.8%     0.8%       0.8%
                               -------  ---------- -------- ----------
 Total revenues                 100.0%      100.0%   100.0%     100.0%

 Costs and expenses:
 Food, beverage and paper
  supplies                       25.1%       24.6%    24.9%      24.6%
 Labor                           36.9%       36.9%    37.2%      37.1%
 Direct operating and
  occupancy                      19.3%       19.9%    19.7%      20.0%
                               -------  ---------- -------- ----------
 Cost of sales                   81.4%       81.4%    81.8%      81.7%

 General and administrative       6.5%        6.2%     6.6%       6.5%
 Depreciation and amortization    5.4%        5.4%     5.2%       5.5%
 Pre-opening costs                0.8%        0.0%     0.9%       0.0%
 Loss on impairment of
  property and equipment          0.1%        0.0%     0.0%       0.0%

                               -------  ---------- -------- ----------
 Total costs and expenses        93.5%       92.4%    94.0%      93.0%

 Operating income                 6.5%        7.6%     6.0%       7.0%

 Other income (expense):
 Interest income                  0.2%        0.1%     0.2%       0.1%
 Other income                     0.9%        0.0%     0.5%       0.0%
 Equity in net loss of
  unconsolidated Joint Venture    0.0%        0.0%     0.0%       0.0%
                               -------  ---------- -------- ----------
 Total other income               1.1%        0.1%     0.6%       0.1%
                               -------  ---------- -------- ----------

 Income before income tax
  provision                       7.6%        7.7%     6.7%       7.0%
 Income tax provision             2.4%        2.4%     2.1%       2.2%
                               -------  ---------- -------- ----------
 Net income                       5.2%        5.3%     4.6%       4.8%
                               =======  ========== ======== ==========

 (1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.


            Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

 Selected Consolidated Balance Sheet              July 3,   January 2,
 Information                                       2005       2005
                                                 --------- ----------

 Cash and cash equivalents                          $6,784    $17,719
 Marketable securities                              17,415     26,415
 Total assets                                      254,264    241,804
 Stockholders' equity                              179,237    167,035


                    California Pizza Kitchen, Inc.
                             Units Summary

                           Total                                Total
                           Units                                Units
                            at                                   at
                          April 3,                             July 3,
Second Quarter 2005         2005    Opened   Acquired  Closed   2005
-------------------       --------  ------   --------  ------  -------
Company-owned full
 service domestic            141       3         -      -        144
Company-owned ASAP domestic    4       1         -      -          5
Company-owned LA Food Show     -       -         1      -          1
Franchised domestic           20       -         -      -         20
Franchised international      10       1         -      -         11
                          --------  ------   --------  ------  -------
Total                        175       5         1      -        181
                          --------  ------   --------  ------  -------


                    California Pizza Kitchen, Inc.
                       Supplemental Information
                                                             Cost of
                                                              Sales
                                                   (,000)     as a
                                 Weekly   (,000)    Cost   Percentage
                          # of    Sales  Restaurant  of        of
 Second Quarter 2005     Stores  Average   Sales   Sales(1)   Sales
 ---------------------------------------------------------------------

 Pre-2002 Full Service
 Q2, 2005                  94    68,238    83,251  65,333    78.5%
 Q2, 2004 (restated)       94    62,818    76,701  60,640    79.1%
 Year over year change              8.6%      8.5%    7.7%     60  bps
 Q1, 2005                  94    65,872    79,789  64,059    80.3%

 Class of 2002 Full Service
 Q2, 2005                  18    53,528    12,525  10,672    85.2%
 Q2, 2004 (restated)       18    49,163    11,504   9,941    86.4%
 Year over year change              8.9%      8.9%    7.4%    120  bps
 Q1, 2005                  18    51,582    12,070  10,135    84.0%

 Class of 2003 Full Service
 Q2, 2005                  20    44,627    11,603  10,419    89.8%
 Q2, 2004 (restated)       22    40,201    11,497  10,487    91.2%
 Year over year change             11.0%      0.9%   -0.6%    140  bps
 Q1, 2005                  20    40,909    10,636   9,489    89.2%

 Class of 2004 Full Service
 Q2, 2005                   4    53,471     2,780   2,383    85.7%
 Q2, 2004 (restated)        1    52,021       676     542    80.2%
 Year over year change              2.8%    311.2%  339.7%   (550) bps
 Q1, 2005                   4    52,408     2,725   2,471    90.7%

 Class of 2005 Full Service
 Q2, 2005                   8    67,663     5,790   5,266    90.9%
 Q1, 2005                   5    88,865     2,768   2,569    92.8%

 ASAP and LA Food Show
 Q2, 2005                   6    35,824     2,467   2,284    92.6%
 Q2, 2004 (restated)        4    26,498     1,379   1,215    88.1%
 Year over year change             35.2%     78.9%   88.0%   (450) bps
 Q1, 2005                   4    27,479     1,429   1,324    92.7%

 Total restaurants
 Q2, 2005                 150    61,661   118,416  96,357    81.4%
 Q2, 2004 (restated)      139    56,344   101,757  82,825    81.4%
 Year over year change              9.4%     16.4%   16.3%      -  bps
 Q1, 2005                 145    59,452   109,417  90,047    82.3%

 (1) Cost of sales includes food, beverage & paper supplies, labor, and direct operating and occupancy costs


                    California Pizza Kitchen, Inc.
                       Supplemental Information
                                                             Cost of
                                                              Sales
                                                   (,000)     as a
                                 Weekly   (,000)    Cost   Percentage
                          # of    Sales  Restaurant  of         of
 Year To Date 2005       Stores  Average   Sales   Sales(1)   Sales
 --------------------------------------------------------------------

 Pre-2002 Full Service
 Q2, 2005                  94    67,059  163,040  129,392    79.4%
 Q2, 2004 (restated)       94    61,615  150,526  119,482    79.4%
 Year over year change              8.8%     8.3%     8.3%      -  bps

 Class of 2002 Full Service
 Q2, 2005                  18    52,555   24,596   20,807    84.6%
 Q2, 2004 (restated)       18    47,874   22,405   19,331    86.3%
 Year over year change              9.8%     9.8%     7.6%    170  bps

 Class of 2003 Full Service
 Q2, 2005                  20    42,768   22,239   19,907    89.5%
 Q2, 2004 (restated)       22    39,526   22,609   20,722    91.7%
 Year over year change              8.2%    -1.6%    -3.9%    220  bps

 Class of 2004 Full Service
 Q2, 2005                   4    52,939    5,506    4,855    88.2%
 Q2, 2004 (restated)        1    51,297    1,334    1,090    81.7%
 Year over year change              3.2%   312.7%   345.4%   (650) bps

 Class of 2005 Full Service
 Q2, 2005                   8    73,321    8,558    7,853    91.8%

 ASAP and LA Food Show
 Q2, 2005                   6    32,234    3,895    3,591    92.2%
 Q2, 2004 (restated)        4    25,355    2,636    2,402    91.1%
 Year over year change             27.1     47.8%    49.5%   (110) bps

 Total restaurants
 Q2, 2005                 150    60,580  227,834  186,405    81.8%
 Q2, 2004 (restated)      139    55,220  199,510  163,027    81.7%
 Year over year change              9.7%    14.2%    14.3%    (10) bps

 (1) Cost of sales includes food, beverage & paper supplies, labor, and direct operating and occupancy costs

    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover (media) or Sue Collyns (investors)
             310-342-5000